GUARANTY AND SECURITY AGREEMENT

Dated as of August 7, 2012

among

THERMON INDUSTRIES, INC.,
and

Each Other Grantor
From Time to Time Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as US Agent

TABLE OF CONTENTS
Page

ARTICLE I DEFINED TERMS	1

Section 1.1	Definitions 1

Section 1.2	Certain Other Terms. 5

ARTICLE II GUARANTY	6

Section 2.1	Guaranty 6

Section 2.2	Limitation of Guaranty 7

Section 2.3	Contribution 7

Section 2.4	Authorization; Other Agreements 7

Section 2.5	Guaranty Absolute and Unconditional 8

Section 2.6	Waivers 9

Section 2.7	Reliance 9

ARTICLE III GRANT OF SECURITY INTEREST	10

Section 3.1	Collateral 10

Section 3.2	Grant of Security Interest in Collateral 10

ARTICLE IV REPRESENTATIONS AND WARRANTIES	11

Section 4.1	Title; No Other Liens 11

Section 4.2	Perfection and Priority 11

Section 4.3	Jurisdiction of Organization; Chief Executive Office 12

Section 4.4	Locations of Inventory, Equipment and Books and Records 12

Section 4.5	Pledged Collateral 12

Section 4.6	Instruments and Tangible Chattel Paper Formerly Accounts 13

Section 4.7	Intellectual Property. 13

Section 4.8	Commercial Tort Claims 14

Section 4.9	Specific Collateral 14

Section 4.10	Enforcement 14

ARTICLE V COVENANTS	14

Section 5.1	Maintenance of Perfected Security Interest; Further Documentation and Consents 14

Section 5.2	Changes in Locations, Name, Etc 16

Section 5.3	Pledged Collateral 16

Section 5.4	Accounts 17

Section 5.5	Commodity Contracts 17

Section 5.6	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper 17

Section 5.7	Intellectual Property 18

Section 5.8	Notices 19

Section 5.9	Notice of Commercial Tort Claims 19

Section 5.10	Controlled Securities Account. 20

i

TABLE OF CONTENTS
(continued)
Page

ARTICLE VI REMEDIAL PROVISIONS	20

Section 6.1	Code and Other Remedies 20

Section 6.2	Accounts and Payments in Respect of General Intangibles 23

Section 6.3	Pledged Collateral 24

Section 6.4	Proceeds to be Turned over to and Held by US Agent 25

Section 6.5	Sale of Pledged Collateral 26

Section 6.6	Deficiency 26

ARTICLE VII THE US AGENT	27

Section 7.1	US Agent’s Appointment as Attorney-in-Fact 27

Section 7.2	Authorization to File Financing Statements 28

Section 7.3	Authority of US Agent 29

Section 7.4	Duty; Obligations and Liabilities 29

ARTICLE VIII MISCELLANEOUS	30

Section 8.1	Reinstatement 30

Section 8.2	Release of Collateral 30

Section 8.3	Independent Obligations 31

Section 8.4	No Waiver by Course of Conduct 31

Section 8.5	Amendments in Writing 31

Section 8.6	Additional Grantors; Additional Pledged Collateral 32

Section 8.7	Notices 32

Section 8.8	Successors and Assigns 32

Section 8.9	Counterparts 32

Section 8.10	Severability 32

Section 8.11	Governing Law 33

Section 8.12	Waiver of Jury Trial 33

ii

ANNEXES AND SCHEDULES
Annex 1    Form of Pledge Amendment
Annex 2    Form of Joinder Agreement
Annex 3    Form of Intellectual Property Security Agreement

Schedule 1    Commercial Tort Claims
Schedule 2    Filings
Schedule 3    Jurisdiction of Organization; Chief Executive Office
Schedule 4    Location of Inventory and Equipment
Schedule 5    Pledged Collateral
Schedule 6    Intellectual Property

iii

GUARANTY AND SECURITY AGREEMENT, dated as of August 7, 2012, by and among Thermon Industries, Inc., a Texas corporation (the “US Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (collectively with the US Borrower, the “Grantors”), in favor of JPMorgan Chase Bank, N.A. (“Chase”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “US Agent”) for the US Lenders, the US L/C Issuers and each other US Secured Party (each as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement of even effective date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the US Borrower, Thermon Canada Inc., a Nova Scotia company (the “Canadian Borrower” and together with US Borrower, the “Borrowers”), the other Credit Parties party thereto, the Lenders, the L/C Issuers from time to time party thereto, US Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent for the Canadian Lenders and the Canadian L/C Issuers and each other Canadian Secured Party, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, each Grantor has agreed to guaranty the Obligations (as defined in the Credit Agreement, and including, but not limited to, the Canadian Obligations) of the Borrowers;
WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the US Agent;
NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers, the Canadian Agent and the US Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the US Agent as follows:
ARTICLE 1
DEFINED TERMS
Section 1.1    Definitions. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
(a)    The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.
(b)    The following terms shall have the following meanings:
“Agreement” means this Guaranty and Security Agreement.
“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, as applicable.
“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.
“Collateral” has the meaning specified in Section 3.1.
“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.
“Excluded Accounts” means (i) any payroll account so long as amounts on deposit therein do not exceed the reasonably estimated payroll obligations of the Person who maintains the account and such amounts are deposited therein immediately prior to any required payroll date, (ii) any withholding tax, benefits, escrow, trust, customs or any other fiduciary account, (iii) any zero balance deposit account provided the amount on deposit therein does not exceed the amount necessary to cover outstanding checks, amounts necessary to maintain minimum deposit requirements and amounts necessary to pay the depositary institution’s fees and expenses, (iv) any deposit account maintained with a foreign bank (other than a foreign bank located in Canada) and (v) any petty cash deposit accounts maintained at a financial institution for which a Control Agreement has not otherwise been obtained, so long as, with respect to this clause (v), the aggregate amount on deposit in each such petty cash account does not exceed $250,000 at any one time and the aggregate amount on deposit in all such petty cash accounts does not exceed $700,000 at any one time as of or after the Closing Date.
“Excluded Equity” means (i) any voting Stock in excess of 65% of the outstanding voting Stock of any First Tier Foreign Subsidiary if a 956 Impact would result from the pledge of such excess, and (ii) any voting Stock of any Foreign Subsidiary that is not a First Tier Foreign Subsidiary; provided, however, that voting stock of the Canadian Borrower or any other Foreign Subsidiary owned by a Grantor shall not constitute, or be deemed or construed to constitute, "Excluded Equity" for purposes of securing any Grantor's Guaranty of Canadian Obligations (as defined in Section 2.1 below). For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license, any Contractual Obligation, healthcare insurance receivable or other general intangible, Intellectual Property or franchise in connection with which any Grantor has any right, title to or interest (A) that prohibits or requires the consent of any Person other than a Grantor or any of its Subsidiaries which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license, Contractual Obligation, healthcare insurance receivable or other general intangible, Intellectual Property or franchise or any Stock or Stock Equivalent related thereto, (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or (C) the grant of a security interest in such permit, license, Contractual Obligation, general intangible, Intellectual Property or franchise would reasonably be expected to result in the loss of rights thereon or create a default thereunder, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (v) Excluded Accounts, and (vi) leasehold interests in real property with respect to which a Grantor is a tenant or subtenant; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.
“Guaranteed Obligations” has the meaning set forth in Section 2.1.
“Guarantor” means each Grantor.
“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.
“In-Transit Collateral” has the meaning set forth in Section 4.4.
“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
“Pledge Amendment” has the meaning set forth in Section 8.6(b).
“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.
“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.
“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes Excluded Equity and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.
“Remaining Canadian Pledged Stock" means all Pledged Stock of the Canadian Borrower and any other First Tier Foreign Subsidiary owned by a Grantor in excess of 65% of the outstanding voting stock of any such Foreign Subsidiary, which is not required to guaranty the US Obligations.
“Secured Obligations” has the meaning set forth in Section 3.2.
“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
“transferable records” has the meaning set forth in Section 5.6(d).
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the US Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Texas, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
“Vehicles” means all vehicles covered by a certificate of title law of any state.
Section 1.2    Certain Other Terms.
(a)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
(b)    Other Interpretive Provisions.
(i)    Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(ii)    The Agreement. The words “hereof”, “herein”, “hereunder”

and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(iii)    Certain Common Terms. The term “including” is not limiting and means “including without limitation.”
(iv)    Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.
(v)    Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.
(vi)    Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
ARTICLE II
GUARANTY
Section 2.1    Guaranty. To induce the Lenders to make the Loans and the L/C Issuers to Issue Letters of Credit and each other Secured Party to make credit available to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations including, but not limited to, all Canadian Obligations, in any case, whether existing on the date hereof or hereinafter incurred or created (such guaranty of the Canadian Obligations, the “Guaranty of Canadian Obligations” and all Obligations, generally, the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2    Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.
Section 2.3    Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower and Holdings) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.
Section 2.4    Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:
(a)     modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document in accordance with the applicable provision of such Loan Document;
(b)    apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;
(c)    refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;
(d)     sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with each Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
(e)    settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
Section 2.5    Guaranty Absolute and Unconditional. Each Guarantor hereby waives, to the fullest extent permitted by law, and agrees not to assert, any defense (other than a defense of payment), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the US Agent):
(a)    the invalidity or unenforceability of any obligation of either Borrower or any other Guarantor or Credit Party under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;
(b)    the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from either Borrower or any other Guarantor or Credit Party or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;
(c)    the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
(d)    any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against either Borrower, any other Guarantor or Credit Party or any other Subsidiaries or a Borrower or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;
(e)    any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence and during the continuance of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)    any other defense (other than payment), setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of either Borrower, any other Guarantor or any other Subsidiary of a Borrower, in each case other than the payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations collateralized in the manner set forth in Section 7.4 of the Credit Agreement).
Section 2.6    Waivers. Each Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of either Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees, so long as any Commitment or Obligations remain outstanding not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against either Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged in full other than by complete performance.
Section 2.7    Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III
GRANT OF SECURITY INTEREST
Section 3.1    Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
(a)    all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations (in each case, as defined in the UCC) related to any of the foregoing;
(b)    the commercial tort claims described on Schedule 1 and on any supplement thereto received by the US Agent pursuant to Section 5.9;
(c)    all books and records pertaining to the other property described in this Section 3.1;
(d)    all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;
(e)    all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and
(f)    to the extent not otherwise included, all proceeds of the foregoing.
Section 3.2    Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor in accordance with the terms of the Loan Documents, including, but not limited to, the Guaranty of Canadian Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the US Agent for the benefit of the Secured Parties, and grants to the US Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby mortgaged, pledged, hypothecated or granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein; provided, further, the foregoing grant of security interest in Collateral is expressly intended to include, and does include, a grant of security interest in, pledge of and lien on all Remaining Canadian Pledged Stock but only to secure the Grantors' Guaranty of Canadian Obligations. In the interest of certainty, all Remaining Canadian

Pledged Stock shall be and hereby is pledged solely to secure the Guaranty of Canadian Obligations and shall not in any event secure or be deemed to secure any US Obligation or any other Obligation of a US Credit Party.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
On the Closing Date, solely with respect to Sections 4.1 and 4.2, and after the Closing Date, with respect to all representations and warranties in this Article IV, to induce the Lenders, the L/C Issuers and the US Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the US Agent, the Lenders, the L/C Issuers and the other Secured Parties:
Section 4.1    Title; No Other Liens. Except for the Lien granted to the US Agent pursuant to this Agreement and any other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to grant a security interest in such rights in each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (except for the Lien granted to the US Agent pursuant to this Agreement and any other Permitted Liens.
Section 4.2    Perfection and Priority. The security interest granted pursuant to this Agreement, to the extent a security interest can be granted by a security agreement governed by Texas law, constitutes a valid and continuing perfected security interest in favor of the US Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the US Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all U.S. registered Copyrights, U.S. registered Trademarks and U.S. issued Patents owned by a Grantor for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the US Agent over such letter-of-credit rights to the extent required under Section 5.6, and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the US Agent over such electronic chattel paper to the extent required under Section 5.6. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the US Agent’s Lien by operation of law or with the express written agreement of US Agent upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the US Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property to the extent required under Section 5.3 consisting of instruments and certificates, in each case properly endorsed for transfer to the US Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property to the extent required under Section 5.3 and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the US Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.
Section 4.3    Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
Section 4.4    Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit in the Ordinary Course of Business (including, without limitation, Vehicles being used in the Ordinary Course of Business), items out for repair, equipment in the possession of an employee or a processor in the Ordinary Course of Business and equipment in an aggregate amount not to exceed $1,000,000 (collectively, the “In-Transit Collateral”) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.
Section 4.5    Pledged Collateral. The Pledged Stock pledged by such Grantor hereunder (a) is listed on Schedule 5 (as such Schedule is deemed updated by each Pledge Amendment delivered hereunder) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies, partnerships and, if such concepts are not applicable in the jurisdiction of organization of such Person, Foreign Subsidiaries), and (c) has no restriction on transfer associated with it.
(a)    As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the US Agent to the extent required by and in accordance with Section 5.3(a).
(b)    Upon the occurrence and during the continuance of an Event of Default, the US Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock; provided that the US Agent may elect at its sole and absolute discretion to permit such Grantor to continue voting such Pledged Stock.
(c)    After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (c) above.
Section 4.6    Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the US Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).
Section 4.7    Intellectual Property.
(a)    Schedule 6, as updated from time to time in accordance with the terms of this Agreement, sets forth a true and complete list of the following Intellectual Property such Grantor owns: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto and (iv) all material IP Licenses pursuant to which a Grantor has licensed Intellectual Property from a third party, other than licenses for commercially available off the shelf software which has not been substantially customized (other than non-exclusive licenses or sublicenses granted via non stand-alone license agreements in the ordinary course of business in a manner not inconsistent with industry practice).
(b)    On the Closing Date, all registered Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, generally, and general equitable principles (whether considered in a proceeding in equity or at law)), and no such Material Intellectual Property owned by such Grantor has been abandoned, except to the extent the failure to be valid, in full force and effect, subsisting, unexpired or enforceable or such abandonment will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents shall not cause any breach or default of any material IP License or limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property, except to the extent that such limitation or impairment would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There are no pending (or, to the knowledge of such Grantor, threatened in writing) actions, suits, proceedings, claims, demands, judicial orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise materially impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License, except to the extent that such breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.8    Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted or threatened or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.
Section 4.9    Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.
Section 4.10    Enforcement. No Permit, notice to or filing with any Governmental Authority or any notice to or consent from any other Person is required (except for Permits or consents which have been obtained and notices or filings which have been made) for the exercise by the US Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities (including, but not limited to, membership interests in a limited liability company) generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.
ARTICLE V

COVENANTS
Each Grantor agrees with the US Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations collateralized in the manner set forth in Section 7.4 of the Credit Agreement):
Section 5.1    Maintenance of Perfected Security Interest; Further Documentation and Consents.  Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Related Agreement, any Requirement of Law or any policy of insurance covering the Collateral and (ii) except as otherwise expressly permitted by the Credit Agreement, not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the US Agent to sell, assign, convey or transfer any Collateral, except in each case if such unlawful use, violation or restriction would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(f)    Except as otherwise permitted in the Loan Documents, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall use commercially reasonable efforts to defend such security interest and such priority against the material claims and demands of all Persons.
(g)    In addition to any statements, schedules or reports the US Agent may request from time to time pursuant to the Credit Agreement, each Grantor shall, upon the reasonable request by the US Agent, at any time if a Specified Event of Default shall have occurred and be continuing but otherwise not more than once a year, furnish to the US Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the US Agent may reasonably request in order to maintain and protect its interest hereunder, all in reasonable detail and in form and substance reasonably satisfactory to the US Agent.
(h)    At any time and from time to time, upon the reasonable written request of the US Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the US Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the collateral assignment to or for the benefit of the US Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder; provided, that, if despite such Grantor’s commercially reasonable efforts such approvals are not secured or obtained, such Contractual Obligations will be deemed to constitute Excluded Property and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required hereby or under any other Loan Document. Notwithstanding anything to the contrary contained in this Section 5.1(d), each Grantor shall promptly deliver notice to US Agent upon the opening of a new deposit account which, pursuant to the terms of this Agreement or any other Loan Document, is required to be subject to a Control Agreement.
(i)    Intentionally Omitted.
(j)    To ensure that a Lien and security interest is granted on any of the

Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than a Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto; provided, that, if despite such Grantor’s commercially reasonable efforts such required consents are not obtained, such permit, license or Contractual Obligation related thereto will be deemed to constitute Excluded Property.
Section 5.2    Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the US Agent and delivery to the US Agent of (a) all documents reasonably requested by the US Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:
(i)    permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for the In-Transit Collateral;
(ii)    change its jurisdiction of organization or its location (as defined in Section 9-307 of the UCC), in each case from that referred to in Section 4.3; or
(iii)    change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
Section 5.3    Pledged Collateral. Closing Date Delivery of Pledged Collateral. On the Closing Date, such Grantor shall (i) deliver to the US Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the US Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account to the extent required under Section 5.10.
(a)    Event of Default. During the continuance of an Event of Default, the US Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.
(b)    Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such

Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.
(c)    Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.
Section 5.4    Accounts.
(d)    Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that would reasonably be expected to adversely affect the value thereof.
(e)    So long as an Event of Default is continuing, the US Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the US Agent may reasonably require in connection therewith. At any time and from time to time, upon the US Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to the US Agent to furnish to the US Agent reports showing reconciliations, aging, and trial balances for, the accounts.
Section 5.5    Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.
Section 5.6    Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. If any amount in excess of $500,000 individually or $1,000,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the US Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as US Agent” and, at the request of the US Agent, shall immediately deliver such instrument or tangible chattel paper to the US Agent, duly indorsed in a manner satisfactory to the US Agent.
(c)    Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the US Agent.

(d)    If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $500,000 individually or $1,000,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the US Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the US Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall collaterally assign such letter-of-credit rights to the US Agent and such collateral assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the US Agent and the Borrower.
(e)    If any amount in excess of $300,000 individually or $750,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall, at the request of US Agent, take all steps necessary to grant the US Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
Section 5.7    Intellectual Property. Not less frequently than quarterly (as of the last day of each calendar quarter), each Grantor shall provide the US Agent written notification of any change to Schedule 6 and the short-form intellectual property agreements as described in this Section 5.7 and other documents that the US Agent reasonably requests with respect thereto.
(a)    Such Grantor shall (and shall cause all its licensees to), in its reasonable business judgment, (i) (A) continue to use each Trademark included in the Material Intellectual Property which is material to such Grantor’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the US Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property which is material to such Grantor’s business may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
(b)    Such Grantor shall notify the US Agent promptly if it knows that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any material adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Unless no longer deemed Material Intellectual Property in such Grantor’s reasonable business judgment, such Grantor shall take all actions that are necessary or reasonably requested by the US Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation for Material Intellectual Property owned by such Grantor.
(c)    Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person to the extent such act could reasonably be expected to result in a Material Adverse Effect. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.
(d)    Such Grantor shall execute and deliver to the US Agent in form and substance reasonably acceptable to the US Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all U.S. registered Copyrights, U.S. registered Trademarks, and U.S. issued Patents of such Grantor.
Section 5.8    Notices. Such Grantor shall promptly notify the US Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.
Section 5.9    Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim where such Grantor’s claim is in excess of $300,000 or its recovery thereunder could reasonably be expected to be greater than $300,000 (whether from another Person or because such commercial tort claim shall have come into existence) and upon a Responsible Officer becoming aware thereof, (i) such Grantor shall, promptly upon such acquisition, deliver to the US Agent, in each case in form and substance reasonably satisfactory to the US Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the US Agent, in each case in form and substance reasonably satisfactory to the US Agent, any document, and take all other action, deemed by the US Agent to be reasonably necessary to create, perfect and protect US Agent’s Lien, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Such Grantor shall do all of the foregoing at any time if requested by US Agent in writing with respect to any commercial tort claim in which a Grantor maintains any interest, regardless of the amount of the claim in respect thereof or potential recovery thereunder. Any supplement Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the US Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
Section 5.10    Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents, if any, in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does at any time not exceed $250,000 individually and $700,000 in the aggregate.
ARTICLE VI
REMEDIAL PROVISIONS
Section 6.1    Code and Other Remedies. UCC Remedies. During the continuance of an Event of Default, the US Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
(g)    Disposition of Collateral. Without limiting the generality of the foregoing, the US Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the US Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The US Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
(h)    Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the US Agent’s request, it shall assemble the Collateral and make it available to the US Agent at places that the US Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the US Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the US Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the US Agent is able to sell, assign, convey or transfer any Collateral, the US Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the US Agent and (iv) the US Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the US Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The US Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the US Agent.
(i)    Application of Proceeds. The US Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1 in such order as specified in Section 1.10(c) of the Credit Agreement to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the US Agent of any other amount required by any Requirement of Law, need the US Agent account for the surplus, if any, to any Grantor.
(j)    Direct Obligation. Neither the US Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the US Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the US Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(k)    Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the US Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the US Agent to do any of the following:
(i)    fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the US Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
(ii)    unless required by Requirements of Law, fail to obtain Permits, or other consents for (A) access to any Collateral to sell, (B) the collection or sale of any Collateral, or (C) the collection or disposition of any Collateral;
(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
(v)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the US Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the US Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
(vi)    dispose of assets in wholesale rather than retail markets;
(vii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or
(viii)    purchase insurance or credit enhancements to insure the US Agent against risks of loss, collection or disposition of any Collateral or to provide to the US Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the US Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.
(l)    IP Licenses. For the purpose of enabling the US Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the US Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the US Agent, for the benefit of the Secured Parties, (i) subject to the rights of the applicable third party, an irrevocable (except as otherwise set forth in Section 8.2), nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property not constituting Excluded Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.
Section 6.2    Accounts and Payments in Respect of General Intangibles. In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the US Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the US Agent, in a Cash Collateral Account, subject to withdrawal by the US Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the US Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(d)    At any time during the continuance of an Event of Default:
(i)    each Grantor shall, upon the US Agent’s request, deliver to the US Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the US Agent and that payments in respect thereof shall be made directly to the US Agent;
(ii)    the US Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the US Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the US Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and
(iii)    each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the US Agent to ensure any Internet Domain Name is registered.
(e)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 6.3    Pledged Collateral. Voting Rights. During the continuance of an Event of Default, upon notice by the US Agent to the relevant Grantor or Grantors, the US Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the US Agent may determine), all without liability except to account for property actually received by it and except for any act constituting gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction; provided, however, that the US Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, further, that if and when any such Event of Default shall have been cured or waived, (i) such voting rights shall automatically revert to the applicable Grantor and (ii) the US Agent, at the expense of the Grantors, shall execute such documents reasonably requested by Grantors to allow the owner of any equity interest to exercise any rights associated with such equity interest.
(f)    Proxies. In order to permit the US Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the US Agent all such proxies, dividend payment orders and other instruments as the US Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the US Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations collateralized in the manner set forth in Section 7.4 of the Credit Agreement).
(g)    Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the US Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the US Agent. The US Agent hereby agrees that it shall not give any such instructions unless an Event of Default has occurred and is continuing.
Section 6.4    Proceeds to be Turned over to and Held by US Agent. To the extent required in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the US Agent and the other Secured Parties, segregated from other funds of such Grantor, and to the extent required by the Credit Agreement or this Agreement shall, promptly upon receipt by any Grantor, be turned over to the US Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the US Agent in cash or Cash Equivalents shall be held by the US Agent in a Cash Collateral Account. All proceeds being held by the US Agent in a Cash Collateral Account (or by such Grantor in trust for the US Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
Section 6.5    Sale of Pledged Collateral. Each Grantor recognizes that the US Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The US Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.
(f)    Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the US Agent and other Secured Parties, that the US Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or a defense of payment. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by US Agent.
Section 6.6    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the US Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

THE US AGENT
Section 7.1    US Agent’s Appointment as Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the US Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the US Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:
(iv)    in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the US Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
(v)    in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the US Agent may request to evidence, effect, publicize or record the US Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, to the extent that such Intellectual Property is not Excluded Property;
(vi)    pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);
(vii)    execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or
(viii)    (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the US Agent or as the US Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the US Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the US Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the US Agent were the absolute owner thereof for all purposes and do, at the US Agent’s option, at any time or from time to time, all acts and things that the US Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.
(ix)    If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the US Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.
(f)    The expenses of the US Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in subsection 1.3(c) of the Credit Agreement, from the date of payment by the US Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the US Agent within five (5) Business Days after demand.
(g)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1 and in accordance with the terms herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.2    Authorization to File Financing Statements. Each Grantor authorizes the US Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the US Agent reasonably determines appropriate to perfect the security interests of the US Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the US Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.
Section 7.3    Authority of US Agent. Each Grantor acknowledges that the rights and responsibilities of the US Agent under this Agreement with respect to any action taken by the US Agent or the exercise or non-exercise by the US Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the US Agent and the Grantors, the US Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.
Section 7.4    Duty; Obligations and Liabilities. Duty of US Agent. The US Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the US Agent deals with similar property for its own account. The powers conferred on the US Agent hereunder are solely to protect the US Agent’s interest in the Collateral and shall not impose any duty upon the US Agent to exercise any such powers. The US Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the US Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the US Agent in good faith.
(g)    Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the US Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction.
Section 7.5    Costs and Expenses; Indemnification    Each Grantor shall pay or reimburse the US Agent for payment of all costs and expenses in accordance with the provisions of the Credit Agreement. Each Grantor agrees to indemnify and hold the US Agent and each of the Secured Parties, and their respective employees, agents, officers and directors, harmless from all loss, cost, damage, liability or expenses, including expenses incurred by the US Agent and each of the Secured Parties by reason of an Event of Default, or enforcing the obligations of such Grantor in accordance with the provisions of the Credit Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
Section 8.2    Release of Collateral. At the time provided in Section 8.10(b)(iii) of the Credit Agreement, the Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the US Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor(or such Grantor’s designee) is hereby authorized to file UCC-3 amendments, termination statements and other documents, such as releases of security interest with the Applicable IP Office, at such time evidencing the termination of the Liens so released; provided, however, that in no event is any Grantor authorized to execute any instrument, agreement or document on behalf of US Agent or any Lender to evidence such release pursuant to this Section 8.2. At the request of any Grantor following any such termination, the US Agent shall deliver to such Grantor any Collateral of such Grantor held by the US Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(a)    If the US Agent shall be directed or permitted pursuant to subsection 8.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, the US Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
(b)    At the time provided in subsection 8.10(b) of the Credit Agreement and at the request of the US Borrower, unless as a condition to the consent of US Agent and Lenders to such sale, if applicable, such Grantor is required to remain subject to this Agreement, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not a Credit Party, the Borrowers and the Subsidiaries of the Borrowers in a transaction permitted by the Loan Documents.
Section 8.3    Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or during the continuance of any Event of Default, the US Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.
Section 8.4    No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
Section 8.5    Amendments in Writing. None of the terms or provisions of this

Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the US Agent and each Grantor directly affected thereby.
Section 8.6    Additional Grantors; Additional Pledged Collateral. Joinder Agreements. If, at the option of the US Borrower or as required pursuant to Section 4.13 of the Credit Agreement, the US Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall promptly execute and deliver to the US Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
(a)    Pledge Amendments. To the extent any Pledged Collateral which is otherwise required to be delivered hereunder and has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the US Agent to attach each Pledge Amendment to this Agreement.
Section 8.7    Notices. All notices, requests and demands to or upon the US Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the US Borrower’s notice address set forth in Section 9.2 of the Credit Agreement.
Section 8.8    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their permitted successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the US Agent.
Section 8.9    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 8.10    Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.
Section 8.12    Waiver of Jury Trial. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.
EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTION 9.18(b) AND (c) OF THE CREDIT AGREEMENT.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

THERMON INDUSTRIES, INC. a Texas corporation, as Grantor By: /s/ Rodney Bingham Name: Rodney Bingham Title: President
THERMON MANUFACTURING COMPANY, a Texas corporation, as Grantor

By: /s/ Rodney Bingham
Name: Rodney Bingham
Title: President

THERMON HEAT TRACING SERVICES, INC., a Texas corporation, as Grantor

By: /s/ Rodney Bingham
Name: Rodney Bingham
Title: President

THERMON HEAT TRACING SERVICES-II, INC., a Texas corporation, as Grantor

By: /s/ Rodney Bingham
Name: Rodney Bingham
Title: President

THERMON HEAT TRACING SERVICES-1, INC., a Texas corporation, as Grantor

By: /s/ Rodney Bingham
Name: Rodney Bingham
Title: President

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR [NAME OF BORROWER]‘S CREDIT AGREEMENT]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

THERMON HOLDING CORP., a Delaware corporation, as Grantor By: /s/ Rodney Bingham Name: Rodney Bingham Title: President

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR [NAME OF BORROWER]‘S CREDIT AGREEMENT]

ACCEPTED AND AGREED as of the date first above written: JPMORGAN CHASE BANK, N.A., as US Agent By: /s/ Joe Carrol Name: Joe Carrol Title: Senior Vice President

[SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT FOR [NAME OF BORROWER]‘S CREDIT AGREEMENT]

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT
This Pledge Amendment, dated as of __________ __, 201__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of __________, 2012, by and among Thermon Industries, Inc., a Texas corporation (the “US Borrower”), the undersigned Grantor and the other Affiliates of the US Borrower from time to time party thereto as Grantors in favor of JPMorgan Chase Bank, N.A., as US Agent for the US Secured Parties referred to therein (as the same may be modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.
The undersigned hereby represents and warrants that, with respect to the Pledged Collateral listed on Annex 1-A to this Pledge Amendment, each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.
[GRANTOR]

By:    ________________________
    Name:
    Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.
A1-1

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2
GUARANTY AND SECURITY AGREEMENT
[NAME OF BORROWER]

ACKNOWLEDGED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
as US Agent

By:	Name: Title:

A1-3
GUARANTY AND SECURITY AGREEMENT
[NAME OF BORROWER]

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _________ __, 201__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of ______________, 2012, by and among Thermon Industries, Inc., a Texas corporation (the “US Borrower”), and the Affiliates of the US Borrower from time to time party thereto as Grantors in favor of JPMorgan Chase Bank, N.A., as US Agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the US Agent for the benefit of the Secured Parties, and grants to the US Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement. During the effectiveness of the Guaranty and Security Agreement, each Grantor authorizes the US Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments, thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the US Agent reasonably determines appropriate to perfect the security interests of the US Agent under the Guaranty and Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”.
The information set forth in Annex 1‑A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1‑A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-1
GUARANTY AND SECURITY AGREEMENT
[NAME OF BORROWER]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.
[Additional Grantor]

By: __________________________
    Name:
    Title:

A2-2
GUARANTY AND SECURITY AGREEMENT
[NAME OF BORROWER]

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
    Name:
    Title:
JPMORGAN CHASE BANK, N.A.,
as US Agent

By:
    Name:
    Title:

A2-3
GUARANTY AND SECURITY AGREEMENT
[NAME OF BORROWER]

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 201__, is made by _____________________, [“____________”], __________________ [“_____________”] and _________________ [“________”] (this “Agreement”), is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A. (“Chase”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “US Agent”) for the US Lenders and the US L/C Issuers (as defined in the Credit Agreement referred to below) and the other Secured Parties.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of ____________, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Thermon Industries, Inc., a Texas corporation (the “US Borrower”), Thermon Canada Inc., a Nova Scotia company (the “Canadian Borrower” and together with US Borrower, the “Borrowers”), Holdings, the other Credit Parties party thereto, the Lenders and the L/C Issuers from time to time party thereto, US Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent for the Canadian Lenders and the Canadian L/C Issuers, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the US Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement, and including, but not limited to the Canadian Obligations) of the Borrowers; and
WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this Agreement;
NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers, the US Agent and the Canadian Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the US Agent as follows:
Section 1.Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
Section 2.    Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the US Agent for the benefit of the Secured Parties, and grants to the US Agent for the benefit

A3-1

of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor, whether now owned or hereafter acquired (other than any Excluded Property, but only during such time that such Collateral actually constitutes Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):
(a)    [all of its U.S. registered Copyrights, Copyright applications and licenses agreements in connection with any of the Copyrights, including, without limitation, those referred to on Schedule 1 hereto;
(b)    all renewals, reversions and extensions of the foregoing; and
(c)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(a)    [all of its U.S. issued Patents, Patent applications and licenses agreements in connection with any of the Patents, including, without limitation, those referred to on Schedule 1 hereto;
(a)    all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and
(b)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(a)    [all of its U.S. registered Trademarks, Trademark applications and licenses agreements in connection with any of the Trademarks, including, without limitation, those referred to on Schedule 1 hereto;
(c)    all renewals and extensions of the foregoing;
(d)    all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(e)    all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

A3-2

Section 3.    Guaranty and Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the US Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the US Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
Section 4.    Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] subject to a security interest hereunder.
Section 5.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 6.    Termination.    This Agreement shall terminate concurrently with the termination of the Guaranty and Security Agreement.
Section 7.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.
Section 8.    Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall prevail.
[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
Very truly yours,

[GRANTOR]
as Grantor

By: ______________________
    Name:
    Title:
ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
as US Agent

By:
    Name:
    Title:

Schedule 1
Commercial Tort Claims

None.

Schedule 2
Filings

Name	Jurisdiction and Type of Filing
Thermon Holding Corp.	DE SOS; All assets UCC
Thermon Industries, Inc.	TX SOS; All assets UCC
Thermon Manufacturing Company	TX SOS; All assets UCC
Thermon Manufacturing Company	Harris County, TX; UCC fixture filing
Thermon Manufacturing Company	Hays County, TX; UCC fixture filing
Thermon Heat Tracing Services, Inc.	TX SOS; All assets UCC
Thermon Heat Tracing Services-I, Inc.	TX SOS; All assets UCC
Thermon Heat Tracing Services-II, Inc.	East Baton Rouge Parish, Louisiana; All assets UCC

Schedule 3
Jurisdiction of Organization; Chief Executive Office

Company/Subsidiary	Headquarters	Principal Place of Business	Chief Executive Office	Jurisdiction of Organization
Thermon Holding Corp.	c/o Code, Hennessy & Simmons, LLC 10 South Wacker Drive Suite 3175 Chicago, IL 60606 Cook County	Hays County, Texas	Cook County, Illinois	Delaware
Thermon Industries, Inc.	100 Thermon Drive San Marcos, TX 78666 Hays County	Hays County, Texas	Hays County, Texas	Texas
Thermon Manufacturing Company	100 Thermon Drive San Marcos, TX 78666 Hays County	Hays County, Texas	Hays County, Texas	Texas
Thermon Heat Tracing Services, Inc.	100 Thermon Drive San Marcos, TX 78666 Hays County	Hays County, Texas	Hays County, Texas	Texas
Thermon Heat Tracing Services-I, Inc.	2810 Mowery Road Houston, TX 77045 Harris County	Harris County, Texas	Harris County, Texas	Texas
Thermon Heat Tracing Services-II, Inc.	6332 Quinn Drive Baton Rouge, LA 70817 East Baton Rouge Parish	East Baton Rouge Parish, Louisiana	East Baton Rouge Parish, Louisiana	Louisiana

•	On March 31, 2006, Thermon Americas, Inc. was merged with and into Thermon Manufacturing Company, with Thermon Manufacturing Company surviving the merger.

•
On April 16, 2010, Thermon International Sales Corporation–II, a wholly-owned subsidiary of Thermon Manufacturing Company, was merged with and into Thermon Manufacturing Company, with Thermon Manufacturing Company surviving the merger

Schedule 4
Location of Inventory and Equipment

1.	100 Thermon Drive, San Marcos, Hays County, Texas, 78666.

2.	209 Thermon Drive, San Marcos, Hays County, Texas, 78666.
3.    1501 McCarty Lane, San Marcos, Hays County, Texas 78666.
4.    6322 Quinn Drive, East Baton Rouge Parish, Baton Rouge, Louisiana 70879.
5.    2810 Mowery Road, Houston, Harris County, Texas 77045.

6.	Buildings 6, 17, 18 & 19 of 4105 Hunter Road, Hunter Business Park, San Marcos, TX 78666).
7.    2102 Drummond Plaza, Newark, DE 19711-1356.

8.	Unit 419, Uncle Bob’s Self Storage, 2216 Hwy 35 S., San Marcos, Texas 78666.

9.	Unit 423, Uncle Bob’s Self Storage, 2216 Hwy 35 S., San Marcos, Texas 78666.
10.    Off-Site Storage – 2600 Cambridge Road, Cameron Park, California 95682.
11.    Off-Site Storage – 2374 Telegraph Hill, El Dorado Hills, California 95762.
12.    713 Burleson, San Marcos, TX 78666.

Schedule 5
Pledged Collateral

1.	Stock Certificate No. 265, issued to Thermon Holding Corp. representing all of the issued and outstanding capital stock of Thermon Industries, Inc.

2.	Stock Certificate No. 221, issued to Thermon Industries, Inc. representing all of the issued and outstanding capital stock of Thermon Manufacturing Company.

3.	Stock Certificates No. 1 and No. 3, both issued to Thermon Manufacturing Company representing all of the issued and outstanding capital stock of Thermon Heat Tracing Services, Inc.

4.	Stock Certificate No. 9, issued to Thermon Manufacturing Company representing all of the issued and outstanding capital stock of Thermon Heat Tracing Services-I, Inc.

5.	Stock Certificate No. 3, issued to Thermon Manufacturing Company representing all of the issued and outstanding capital stock of Thermon Heat Tracing Services-II, Inc.

6.	Stock Certificate No. 1, issued to Thermon Holding Corp. representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Canada Inc. issued to Thermon Holding Corp.

7.
Stock Certificates No. 2 and No. 3, issued to Thermon Holding Corp. representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Canada Inc. issued to Thermon Holding Corp. as security for the Canadian Obligations.

8.
Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing sixty-five percent (65%) of the equity granted to Thermon Manufacturing Company in Thermon Latinoamericana, S. de R.L. de C.V.

9.
Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing thirty-five percent (35%) of the equity granted to Thermon Manufacturing Company in Thermon Latinoamericana, S. de R.L. de C.V as security for the Canadian Obligations.

10.
Pledged Uncertificated Stock, granting an equity interest to Thermon Heat Tracing Services-I, Inc. representing sixty-five percent (65%) of the equity granted to Thermon Heat Tracing Services-I, Inc. in Thermon Latinoamericana, S. de R.L. de C.V.

11.	Pledged Uncertificated Stock, granting an equity interest to Thermon Heat Tracing Services-I, Inc. representing thirty-five percent (35%) of the equity granted to

Thermon Heat Tracing Services-I, Inc. in Thermon Latinoamericana, S. de R.L. de C.V as security for the Canadian Obligations.

12.	Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing sixty-five percent (65%) of the total equity in Thermon Europe B.V.

13.
Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing thirty-five percent (35%) of the total equity of Thermon Europe B.V. as security for the Canadian Obligations.

14.	Stock Certificate No. 10 (Ordinary Shares), issued to Thermon Manufacturing Company representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Australia, Pty. Ltd.

15.
Stock Certificates Nos. 1, 5, 10 (Class A Shares), 11 and 12 issued to Thermon Manufacturing Company representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Australia, Pty. Ltd as security for the Canadian Obligations.

16.
Stock Certificates Nos. 1008-1026, 1033-1038, 1045-1046, 1048-1050, 2001-2005, 2009-2015, 3002, and 3005-3008 issued to Thermon Manufacturing Company representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Far East, Ltd.

17.
Stock Certificates Nos. 1001-1007, 1027-1032, 1039-1044, 1047, 2006-2008, 3001 and 3003-3004 issued to Thermon Manufacturing Company representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Far East, Ltd. as security for the Canadian Obligations.

18.
Stock Certificates Nos. 8, 12, 101 and 105-111, issued to Thermon Manufacturing Company representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Manufacturing Company.

19.
Stock Certificates Nos. 1-7, and 112-113, issued to Thermon Manufacturing Company representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Manufacturing Company as security for the Canadian Obligations.

20.
Stock Certificate No. 103, issued to Thermon Heat Tracing Services, Inc. representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services, Inc.

21.	Stock Certificate No. 103, issued to Thermon Heat Tracing Services, Inc.

representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services, Inc. as security for the Canadian Obligations.

22.
Stock Certificate No. 104, issued to Thermon Heat Tracing Services-I, Inc. representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services-I, Inc.

23.
Stock Certificate No. 104, issued to Thermon Heat Tracing Services-I, Inc. representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services-I, Inc. as security for the Canadian Obligations.

24.
Stock Certificate No. 102, issued to Thermon Heat Tracing Services-II, Inc. representing sixty-five percent (65%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services-II, Inc.

25.
Stock Certificate No. 102, issued to Thermon Heat Tracing Services-II, Inc. representing thirty-five percent (35%) of the issued and outstanding capital stock of Thermon Heat Tracers Private Limited issued to Thermon Heat Tracing Services-II, Inc. as security for the Canadian Obligations.

26.	Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing sixty-five percent (65%) of the equity in Thermon Korea, Ltd.

27.
Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing thirty-five percent (35%) of the equity in Thermon Korea, Ltd. as security for the Canadian Obligations.

28.	Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing sixty-five percent (65%) of the equity in Thermon Heat Tracing & Engineering (Shanghai) Co. Ltd.

29.
Pledged Uncertificated Stock, granting an equity interest to Thermon Manufacturing Company representing thirty-five percent (35%) of the equity in Thermon Heat Tracing & Engineering (Shanghai) Co. Ltd. as security for the Canadian Obligations.

30.	Revolving Promissory Note, dated October 1, 2001, by and between Thermon Latinoamericana, S. de R.L. de C.V., as maker, and Thermon Manufacturing Company, as payee, in the amount of up to $350,000.

31.	Intercompany Subordinated Demand Promissory Note dated April 30, 2010 evidencing indebtedness of Manufacturing, US Borrower, Heat Tracing, Heat

Tracing-I and Heat Tracing-II to Manufacturing, US Borrower, Heat Tracing, Heat Tracing-I and Heat Tracing-II.

32.	Intercompany Demand Promissory Note dated September 30, 2010 evidencing indebtedness of Canadian Borrower to Manufacturing, US Borrower, Heat Tracing, Heat Tracing-I and Heat Tracing-II.

33.	Intercompany Subordinated Demand Promissory Note dated September 30, 2010 evidencing indebtedness of Manufacturing, US Borrower, Heat Tracing, Heat Tracing-I and Heat Tracing-II to Canadian Borrower.

34.
Intercompany Demand Promissory Note dated September 30, 2010 evidencing indebtedness of Thermon Europe B.V., Thermon Korea, Ltd., Thermon Far East, Ltd. and Thermon Australia Pty. Ltd. to Manufacturing, US Borrower, Heat Tracing, Heat Tracing-I and Heat Tracing-II.

35.
Intercompany Subordinated Demand Promissory Note dated September 30, 2010 evidencing indebtedness of Manufacturing, US Borrower, Heat Tracing, Heat Tracing-I and Heat Tracing-II to Thermon Europe B.V., Thermon Korea, Ltd., Thermon Far East, Ltd. and Thermon Australia Pty. Ltd.

Schedule 6
Intellectual Property
PATENTS

Title	Country	Patent No. Issue Date	Pub. No./ Pub. Date	Applic. No./ Filing Date	Status	Owner
Thermally-conductive, electrically non-conductive heat transfer material and articles made thereof	US	7,321,107 1/22/2008		10/887,941 7/9/2004	In force	Thermon Manufacturing Company
Isolated tracer having controlled conductance rate and method of making	US	6,905,566 6/14/2005		10/031,276 11/7/2001	In force	Thermon Manufacturing Company
Thermally-conductive, electrically non-conductive heat transfer material and articles made thereof	US	6,762,395 7/13/2004		10/165,441 6/7/2002	In force	Thermon Manufacturing Company
Thermally-conductive, electrically non-conductive heat transfer material and articles made thereof	US	6,410,893 6/25/2002		09/353,675 7/15/1999	In force	Thermon Manufacturing Company
Safety-enhanced heat tracing	US	6,131,617 10/17/2000		09/301,416 4/28/1999	In force	Thermon Manufacturing Company
Method and apparatus for the manufacture of a linear wrap, thermally insulated tube	US	5,897,732 4/27/1999		08/887,501 7/2/1997	In force	Thermon Manufacturing Company
Heating cable with a heating element positioned in the middle of bus wires	US	8,212,191 07/03/2012		12/122,599 05/16/2008	In force	Thermon Manufacturing Company
Heating cable	US	7,989,740 08/02/2011		12/122,592 05/16/2008	In force	Thermon Manufacturing Company
Isolated tracer having controlled conductance rate and method of making same	Canada	2,372,660 9/1/2009		2,372,660 5/5/2000	In force	Thermon Manufacturing Company
Method and apparatus for the manufacture of a linear wrap, thermally insulated tube	Canada	2,294,919 4/10/2007		2,294,919 7/2/1998	In force	Thermon Manufacturing Company
Safety-enhanced heat tracing	Canada	2,330,453 7/7/2009		2,330,453 4/28/1999	In force	Thermon Manufacturing Company
Thermally-conductive electrically non-conductive	Canada	2,337,218 04/28/2009		2,337,218 07/15/1999	In force	Thermon Manufacturing Company

Title	Country	Patent No. Issue Date	Pub. No./ Pub. Date	Applic. No./ Filing Date	Status	Owner
Heating cable	Canada			2,724,561 05/15/09	Pending	Thermon Manufacturing Company
Isolated tracer having controlled conductance rate and method of making same	EPO			2000932118.3 5/5/2000	In force	Thermon Manufacturing Company
Method and apparatus for the manufacture of a linear wrap, thermally insulated tube	EPO	1011968 11/12/2003		1998935547.4 7/2/1998	In force	Thermon Manufacturing Company
Sleeve for connecting heating cables	EPO		1622424 2/1/2006	EP04017877 7/28/2004	Pending	Thermon Europe B.V.
Isolated tracer having controlled conductance rate and method of making same	France	1207998 03/12/2008	05/29/2002	00932118.3 05/05/2000	In force	Thermon Manufacturing Company
Heating cable of multi-layer construction	Germany	20104808 8/16/2001		20104808 2/16/2001	In force (Unable to determine – no translation available)	Thermon Deutschland GmbH
Heating cable of multi-layer construction	Germany	10107429 9/29/2005		10107429 2/16/2001	In force (Unable to determine – no translation available)	Thermon Deutschland GmbH
Isolated tracer having controlled conductance rate and method of making same	Germany	60038301 3/12/08		00932118.3 5/5/2000	In force	Thermon Manufacturing Company
Method and apparatus for the manufacture of a linear wrap, thermally insulated tube	Germany	1011968 11/12/03		69819752.6 7/2/1998	In force	Thermon Manufacturing Company
Isolated tracer having controlled conductance rate and method of making same	PCT		2000067996 11/16/2000	2000US12372 5/5/2000	In force	Thermon Manufacturing Company
Safety-enhanced heat tracing	PCT		1999056048 11/4/1999	WO99US9211 4/28/1999	Pending	Thermon Manufacturing Company
Isolated tracer having controlled conductance rate and method of making same	Netherlands	1207998 03/12/2008	05/29/2002	00932118.3 05/05/2000	In force	Thermon Manufacturing Company
Isolated tracer having controlled conductiance rate and method of making same	United Kingdom	1207998 03/12/2008	05/29/2002	00932118.3 05/05/2000	In force	Thermon Manufacturing Company

COPYRIGHTS

Title	Registration No.	Registration Date	Record Owner
Design of fluid heating and cooling systems, the Thermon way	TX432256	11/26/1979	Thermon Manufacturing Company
Packaged electric heat tracing systems design: form 2.2.4.0	TX243218	5/14/1979	Thermon Manufacturing Company
Packaged electric heat tracing systems design	TX72292	6/26/1978	Thermon Manufacturing Company

TRADE NAMES

Trade Name	SIC Code/ Description	Record Owner
HSX	3699 - Electrical Equipment & Supplies Nec. Electrical Equipment	Thermon Manufacturing Co.
Safetrace	3433 - Heating Equipment Except Electric Fountains – drinking	Thermon Manufacturing Co.
TSX	3357 - Nonferrous Wiredrawing & Insulating Cables	Thermon Manufacturing Co.

TRADEMARKS

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
US	Computrace	42	72/447,373 1/31/19973	991,613 8/20/1974	Registered	Thermon Manufacturing Company
US	Flexipanel	11	73/028,068 7/29/1974	1,025,177 11/18/1975	Registered	Thermon Manufacturing Company
US	Heat Check and Design	9	74/441,965 9/29/1993	2,053,036 4/15/1997	Registered	Thermon Manufacturing Company

US	Heet Sheet	11	73/139,630 9/1/1977	1,109,271 12/19/1978	Registered	Thermon Manufacturing Company
US	HSX	9	75/708,000 5/17/1999	2,335,934 3/28/2000	Registered	Thermon Manufacturing Company
US	HSX and Design	9	74/183,129 7/8/1991	1,729,017 11/3/1992	Registered	Thermon Manufacturing Company

US	Safetrace	11	75/449,249 3/12/1998	2,305,399 1/4/2000	Registered	Thermon Manufacturing Company

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
US	Snap-Trace	11	73/054,983 6/12/1975	1,040,509 6/1/1976	Registered	Thermon Manufacturing Company
US	The Heat Tracing Specialists	42	74/614,935 12/23/1994	1,986,684 7/16/1996	Registered	Thermon Manufacturing Company
US	Thermon	9, 11, 17	78/141,913 5/7/2004	3,159,959 10/17/2006	Registered	Thermon Manufacturing Company
US	Thermon	1	72/004,493 3/13/1956	649,153 7/30/1957	Registered	Thermon Manufacturing Company
US	Thermon and Design	11	72/142,663 4/19/1962	790,703 6/8/1965	Registered	Thermon Manufacturing Company

US	Thermon and Design	19	72/137,819 2/12/1962	743,226 1/8/1963	Registered	Thermon Manufacturing Company

US	Thermon Design Logo	9, 11, 17	78/141,902 5/7/2004	3,159,958 10/17/2006	Registered	Thermon Manufacturing Company

US	Thermotube	17	73/226,536 8/7/1979	1,161,911 7/21/1981	Registered	Thermon Manufacturing Company
US	Traceview	9	74/394,423 5/25/1993	1,884,243 3/14/1995	Registered	Thermon Manufacturing Company
US	TSX	9	75/708,382 5/17/1999	2,374,909 8/8/2000	Registered	Thermon Manufacturing Company
US	TSX	9	74/182,949 7/8/1991	1,742,831 12/29/1992	Registered	Thermon Manufacturing Company
US	Tubetrace	17	73/226,099 8/6/1979	1,153,934 5/12/1981	Registered	Thermon Manufacturing Company

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
US	Thermon & design	37	85/341,291 06/08/2011	4,101,715 02/21/2012	Registered	Thermon Manufacturing Company

US	Thermon	37	85/341,280 06/08/2011	4,101,714 02/21/2012	Registered	Thermon Manufacturing Company
Canada	Econotrace	1	0433787 12/19/1978	TMA240523 3/7/1980	Registered until 3/7/2010 (abandoned per client request)	Thermon Manufacturing Company
Canada	Flexipanel	1	0433785 12/19/1978	TMA240521 3/7/1980	Registered	Thermon Manufacturing Company
Canada	Heat Check & Design	1	0746062 1/26/1994	TMA471896 3/4/1997	Registered	Thermon Manufacturing Company

Canada	Safetrace	1	0890120 9/14/1998	TMA536,910 11/8/2000	Registered	Thermon Manufacturing Company
Canada	Thermon	1	0312410 4/11/1968	TMA161298 2/21/1969	Registered	Thermon Manufacturing Company
Canada	Thermotrace	1	0435358 2/5/1979	TMA283629 9/23/1983	Registered	Thermon Manufacturing Company
Canada	Traceview	1	0729605 5/26/1993	TMA461138 8/16/1996	Registered	Thermon Manufacturing Company
Australia	Thermon	11	198548 11/16/1965	198548 11/16/1965	Registered	Thermon Manufacturing Company
Australia	Thermon	19	197070 8/31/1965	197070 8/31/1965	Registered	Thermon Manufacturing Company
Benelux	Thermon	1, 2, 6, 7, 11, 17, 19	382609	382609	ABANDONED	Thermon Manuf. San Marcos
CTM	Thermon	9, 11,17	243063 4/23/1996	243063 12/4/1998	Registered	Thermon Manufacturing Company

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
CTM	Thermon and Design	9, 11, 17	243089 4/23/1996	243089 5/18/1999	Registered	Thermon Manufacturing Company

Denmark	Thermon	1	VA 198301976 4/20/1983	VR 198402255 6/22/1984	Registered	Thermon Manufacturing Company
Denmark	Thermon and Design	1, 11	VA 1983019778 4/20/1983	VR 198402527 7/13/1984	Registered	Thermon Manufacturing Company

Finland	Thermon	17	832.037 4/11/1983	95082 3/5/1986	Registered	Thermon Manufacturing Company
Finland	Thermon and Design	19	832.039 4/11/1983	95083 3/5/1986	Registered	Thermon Manufacturing Company

Germany	Thermon	9, 11, 37	39501368.2 1/13/1995	39501368 6/22/1995	Registered	Thermon Manufacturing Company
India	Thermon	19	406694 6/14/1983	406694 6/14/1983	Registered	Thermon Manufacturing Company
India	Thermon and Design	9, 11, 17	1518338 1/4/07	1518338 10/20/2008	Registered	Thermon Manufacturing Company

IR	Thermon and Design	9, 11, 17		857603 10/28/2004	Registered	Thermon Manufacturing Company

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
IR	Thermon	9, 11, 17		873814 10/28/2004	Registered	Thermon Manufacturing Company
Japan	Thermon and Design	37	2006-086089 9/4/2006	5041646 4/20/2007	Registered	K.K. Salmon Far East

Japan	Thermon	37	H05-004920 1/21/1993	3255965 2/24/1997	Registered	K.K. Salmon Far East
Kazakhstan	Thermon	9, 11, 17	29361 10/29/2004	20897 8/10/2006	Registered	Thermon Manufacturing Company
Kazakhstan	Thermon and Design	9, 11, 17	29362 10/29/2004	20898 8/10/2006	Registered	Thermon Manufacturing Company

Korea	Thermon	9 11 17	402010004463/ 2010.1.26	N/A	Pending	Thermon Manufacturing Company
Korea	Thermon and Design	9 11 17	402010004464/ 2010.1.26	N/A	Pending	Thermon Manufacturing Company

Mexico	Thermon	1	[181.702 5/04/1983]	305791 6/3/1985	Registered	Thermon Manufacturing Company
Norway	Thermon	17	198301072 4/7/1983	129112 6/18/1987	Registered	Thermon Manufacturing Company
Norway	Thermon and Design	17	198301073 4/7/1983	129654 8/6/1987	Registered	Thermon Manufacturing Company

Jurisdiction	Mark	Int’l Class/ Goods and Services	Application Ser. No./ Filing Date	Registration No. / Registration Date	Status	Record Owner
Sweden	Thermon	17	1983/02142 4/5/1983	191805 6/21/1984	Registered	Thermon Manufacturing Company
Sweden	Thermon and Design	1, 11	83-2144 4/5/1983	198.904 12/6/1985	Registered	Thermon Manufacturing Company

DOMAIN NAMES

Domain Name	Expires	Registrant	Registrar
globalheattracing.com	10/13/2010	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
heatracingdesigns.com	10/13/2010	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
insidethermon.com	10/13/2010	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
thermon.com	10/15/2018	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
thermon.net	8/16/2011	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
thermon.org	8/16/2011	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
thermon.in	07/13/2014	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Network Solutions, LLC
thermon.co.uk	11/29/2010	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Big Advertising Ltd. t/a European Internet
thermon.ca	08/12/2014	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Go Daddy Domains Canada, Inc.
thermon.com.au	09/14/2015	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Marcaria.com
thermon.fr	09/09/2014	Thermon Manufacturing Company 100 Thermon Drive San Marcos, Texas 78666-5947	Marcaria.com
thermon.nl	08/10/2010	Thermon Benelux B.V. Boezemweg 25 2641KG Pijnacker Netherlands	Argeweb
thermon.nu	04/03/2011	Thermon Europe GmbH East Europe Group	SOVINTEL (www.goldentelecom.nu)
thermon.co.jp	08/31/2010	Thermon Far East Ltd	Otsuka Shyokai LTD (www.alpha-web.jp)
thermon.co.kr	05/31/2012	Thermon Korea	Inames Co. Ltd. (www.inames.co.kr)
thermon.de	12/04/2010	Thermon Deutschland GmbH	STRATA AG

LICENSE AGREEMENTS

Company	Name of Agreement/Software	Date of Agreement	Parties to Agreement
Thermon Manufacturing Company	Agreement	August 29, 2006	M.I. Cable Technologies Inc., Thermon Manufacturing Company, and Yamari Industries Ltd.
Thermon Manufacturing Company	Settlement and License Agreement	October 18, 1999	Thermon Manufacturing Company and Atlee Erwin Fritz, individually and doing business as AEF Manufacturing.
Thermon US Parties (as defined therein)	Settlement Agreement	March 31, 1993	Accutron Group and the Thermon US Parties (as defined therein)